As filed with the Securities and Exchange Commission on December 10, 2003	Registration No.333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT

Under the Securities Act of 1933

UNITED FINANCIAL MORTGAGE CORP.
(Name of Small Business Issuer in Its Charter)

Illinois	6162	36-3440533
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Code Number)	Identification No.)

815 Commerce Drive, Suite 100
Oak Brook, Illinois 60523
(630) 571-7222
(Address and Telephone Number of Principal Executive Offices)

Steve Y. Khoshabe
President and Chief Executive Officer
815 Commerce Drive, Suite 100
Oak Brook, Illinois 60523
(630) 571-7222
(Name, Address and Telephone Number of Agent for Service)

The Commission is requested to send copies of all communications to:

Edwin S. del Hierro, Esq.	Barry I. Grossman, Esq.
Andrew R. Grossmann, Esq.	Douglas S. Ellenoff, Esq.
Barack Ferrazzano Kirschbaum Perlman &	Lawrence A. Rosenbloom, Esq.
Nagelberg LLC	Ellenoff Grossman & Schole LLP
333 West Wacker Drive, Suite 2700	370 Lexington Avenue
Chicago, Illinois 60606	New York, New York 10017
(312) 984-3100	(212) 370-1300

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this Registration Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-109696

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Number of Shares to	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	be Registered(1)	Unit	Price	Registration Fee

Common Stock, no par value	428,045	$6.67	$2,855,060	$231.00

(1)	Includes 55,831 shares of common stock that may be sold by a selling shareholder upon exercise of the underwriter’s over-allotment option.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) IN ACCORDANCE WITH RULE 462(B), UNDER THE SECURITIES ACT OF 1933, AS AMENDED

EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form SB-2 (File No. 333-109696) filed by United Financial Mortgage Corp. (the “Company”) with the Commission on October 14, 2003, as amended by Amendment No. 1 to the Registration Statement on Form SB-2 filed by the Company with the Commission on November 6, 2003, Amendment No. 2 to the Registration Statement on Form SB-2 filed by the Company with the Commission on December 5, 2003 and Amendment No. 3 to the Registration Statement on Form SB-2 filed by the Company with the Commission on December 9, 2003, which was declared effective December 9, 2003, are incorporated herein by reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits

5.1	Opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC regarding legality.
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration statement on Form SB-2 (File No. 333-109696).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on this 10(th) day of December, 2003.

UNITED FINANCIAL MORTGAGE CORP.

By:	/s/ STEVE Y. KHOSHABE

Steve Y. Khoshabe President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the
10(th) day of December, 2003 in the capacities indicated.

Signature	Title

/s/ Joseph Khoshabe Joseph Khoshabe	Director, Chairman

/s/ Steve Y. Khoshabe Steve Y. Khoshabe	President and Chief Executive Officer

/s/ Robert L. Hiatt Robert L. Hiatt	Executive Vice President and Chief Financial Officer

/s/ James R. Zuhlke * James R. Zuhlke	Director

/s/ Elliot R. Jacobs * Elliot R. Jacobs	Director

* Signed pursuant to power of attorney

By:	/s/ Steve Y. Khoshabe Steve Y. Khoshabe Attorney-in-fact

EXHIBIT LIST

5.1	Opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC regarding legality.
23.1	Consent of Crowe Chizek and Company LLC.
23.2	Consent of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC (included in Exhibit 5.1).
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form SB-2 (File No. 333-109696)).